Exhibit 10.1

FUSE ENTERPRISES INC.

AMENDED AND RESTATED
 PROMISSORY NOTE PURCHASE AGREEMENT

This Amended and Restated Promissory Note Purchase Agreement (the “Agreement”), is made as of the 20th day of March, 2017, by and among Fuse Enterprises Inc., a Nevada corporation (the “Company”), Fuse Trading Limited, a corporation organized under the laws of Hong Kong (“Fuse Trading”), and Landbond Home Limited, a company organized under the laws of Samoa (“Purchaser”).
RECITALS
A.           Purchaser owns 60.9% of issued and outstanding shares of common stock of the Company.  Fuse Trading is a wholly-owned indirect subsidiary of the Company.
B.          The Company and Purchaser previously entered into that Convertible Note Purchase Agreement dated December 19, 2016 (the “Existing Agreement”), whereby the Company agreed to sell and issue to Purchaser a Convertible Promissory Note in the principal amount of $6,869,817.60 (the “Original Note”).
C.          Fuse Trading will be using all of the funds provided by Purchaser to the Company under the Existing Agreement and Original Note.
D.          In light of the benefits received by Fuse Trading in connection with the Existing Agreement and Original Note, the Company, Fuse Trading and Purchaser now wish to amend and restate the Existing Agreement, cancel the Original Note, and issue a new promissory note from Fuse Trading to Purchaser in substantially the form attached hereto as Exhibit A (the “New Note”), on and subject to the terms set forth below.
AGREEMENT
In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:
1.          Issuance of the New Note.
(a)          Issuance of the New Note.  Subject to the terms and conditions of this Agreement, and in consideration of $6,869,817.60 paid by Purchaser to the Company on December 21, 2016, which was subsequently transferred by the Company to Fuse Trading, Fuse Trading agrees to issue to Purchaser the New Note in the principal amount of $6,869,817.60.  The Purchaser agrees to and ratifies the transfer of the principal amount of the Original Note from the Company to Fuse Trading, and the Purchaser further agrees to accept the New Note as consideration for its payment of $6,869,817.60 on December 21, 2016.  The Company and the Purchaser agree that the Company shall pay the interest accrued under the Original Note from

December 21, 2016 through March 6, 2017, at a rate equal to three percent (3.0%) per annum and such interest shall be paid within thirty (30) days of the date hereof. Fuse Trading agrees to pay the interest accrued under the Original Note from March 7, 2017 through the date hereof (the “Fuse Trading Interim Interest”) as well as all the interest accrued under the New Note in accordance with its terms, in each case at a rate equal to three percent (3.0%) per annum.  Fuse Trading shall pay the Fuse Trading Interim Interest to Purchaser in immediately available funds on or before March 31, 2017.  Purchaser and the Company agree that the Original Note be cancelled as of the date hereof, that the Company’s obligations thereunder shall be terminated and that the Original Note shall be of no further force or effect.
(b)          Closing.  The closing of the Existing Agreement and the Original Note occurred on December 21, 2016, at which time Purchaser paid to the Company the principal amount of $6,869,817.60 (the “Closing”).
2.          Representations and Warranties of the Company.  As of the Closing and on the date hereof, the Company hereby represents and warrants to Purchaser that:
(a)          Organization, Good Standing and Qualification.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  Fuse Trading is a corporation duly organized and validly existing and in good standing under the laws of Hong Kong, and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.  The Company and Fuse Trading are each duly qualified to transact business and are each in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on their respective businesses or properties.
(b)          Authorization.  The execution of this Agreement and the issuance of the New Note have been duly authorized by all necessary corporate action of the Company and Fuse Trading.  The Agreement and the New Note, when executed and delivered by the Company and Fuse Trading, shall constitute valid and legally binding obligations of the Company and Fuse Trading, enforceable against the Company and Fuse Trading in accordance with their respective terms except as Fuse Trading by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(c)          Litigation.  There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (i) against the Company or Fuse Trading or (ii) against any consultant, officer, director or key employee of the Company or Fuse Trading arising out of his or her consulting, employment or board relationship with the Company or Fuse Trading, as applicable, or that could otherwise materially impact the Company or Fuse Trading.

(d)          Compliance with Other Instruments.  Neither the Company nor Fuse Trading is in violation or default (i) of any provisions of its foundational documents, (ii) of any judgment, order, writ or decree of any court or governmental entity, or, (iii) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company or Fuse Trading.  The execution, delivery and performance of this Agreement and the New Note and the consummation of the transactions contemplated by hereby will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (A) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (B) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or Fuse Trading, or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or Fuse Trading.
3.          Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Company and Fuse Trading on the date hereof that:
(a)          Authorization.  Purchaser has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.
(b)          Purchase Entirely for Own Account; Regulation S.  This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company and Fuse Trading, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the New Note to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Note.  Purchaser has not been formed for the specific purpose of acquiring the New Note.  In connection therewith, Purchaser confirms that Purchaser is neither a U.S. Person, as such term is defined in Rule 902(k) of Regulation S, nor located within the United States, and that the transaction will be between non-U.S. Persons, and take place outside of the United States. Purchaser further confirms that Purchaser is not acquiring the New Note for the account or benefit of any U.S. person. Purchaser understands that Regulation S in available only for offers and sales of securities outside of the United States, and will fully comply with Regulation S.
(c)          Knowledge.  Purchaser is aware of Fuse Trading’s business affairs and financial condition and has acquired sufficient information about Fuse Trading to reach an informed and knowledgeable decision to acquire the New Note.  Purchaser acknowledges and understands that Fuse Trading is a relatively new business and understands that any investment in Fuse Trading is highly speculative and subject to a high degree of risk which could result in the loss of Purchaser’s entire investment.
(d)          Restricted Securities.  Purchaser understands that the New Note has not been, and may not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.  Purchaser understands that the New Note is a “restricted security” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the New Note indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that neither the Company nor Fuse Trading has the obligation to register or qualify the New Note for resale.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the New Note, and on requirements relating to the Company and Fuse Trading which are outside of Purchaser’s control, and which the Company and Fuse Trading are under no obligation and may not be able to satisfy.
(e)          Legends.  Purchaser understands that the New Note, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:
(i)          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
(ii)          Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.
4.          Miscellaneous.
(a)          Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors, except as expressly provided in this Agreement.
(b)          Governing Law; Venue.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal laws of the State of Nevada, without giving effect to its principles of conflicts of law.  Venue for any dispute arising out of this Agreement shall be exclusively in the state and federal courts located in Clark County, Nevada and each party hereby expressly consents to the personal jurisdiction of such courts and irrevocably waives any objection to such venue based on forum nonconveniens.
(c)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
(d)          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(e)          Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
(f)          Amendments and Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, Fuse Trading and Purchaser, in the case of a waiver, by the party so waiving.  Any amendment or waivers effected in accordance with this Section 4(f) shall be binding upon Purchaser and each transferee of the New Note, each future holder of the New Note, the Company, and Fuse Trading. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
(g)          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(h)          Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
(i)          Legal Expenses.  All parties to this Agreement shall be responsible for their own legal expenses.
[Signature pages follow]

The undersigned have executed this Agreement for effectiveness as of the date first set forth above.
LANDBOND HOME LIMITED By: /s/ Yong Zhang Name: Yong Zhang Title: CEO Address and Email: Unit B, 19/F., Hiller Commercial Building, 89-91 Wing Lok Street, Sheung Wan, Hong Kong
FUSE ENTERPRISES INC.

By:    /s/ Umesh Patel

Name: Umesh Patel

Title: CEO

Address and Email:

444 E. Huntington Dr. #105
Arcadia, CA 91006

FUSE TRADING LIMITED

By:    /s/ Choon Kang Roy Tan

Name: Choon Kang Roy Tan

Title: Director

Address and Email:

Office D 26/F King’s Tower
No. 111 King Lam Street

Lai Chi Kok, Kowloon, Hong Kong

EXHIBIT A
NEW NOTE
[See Attached]

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN APPLICABLE EXEMPTION FROM REGISTRATION AND AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
FUSE TRADING LIMITED
PROMISSORY NOTE

$6,869,817.60	Issue Date: March 20, 2017

For value received, FUSE TRADING LIMITED, a corporation organized under the laws of Hong Kong (the “Company”) and a wholly-owned indirect subsidiary of FUSE ENTERPRISES, INC. (the “Parent”), promises to pay to LANDBOND HOME LIMITED, a company organized under the laws of Samoa (the “Holder”), the principal sum of Six Million Eight Hundred Sixty Nine Thousand Eight Hundred Seventeen and Sixty Cent Dollars ($6,869,817.60) (the “Principal Amount”).  Interest shall accrue from the Issue Date of this Note on the unpaid principal amount at a rate equal to three percent (3.0%) per annum.  This Promissory Note (this “Note”) is issued on the Issue Date hereof pursuant to that certain Amended and Restated Promissory Note Purchase Agreement, dated on March 20, 2017, by and among the Company, the Parent and Holder (the “Purchase Agreement”).  This Note is subject to the following terms and conditions.
1.          Maturity; Interest Payments.
(a)          This Note will mature and become due and payable on the date that is twelve (12) months from the Issue Date (“the Initial Term”); provided that Holder may, in its sole discretion, elect to extend the Initial Term for up to an additional twelve (12) months from the end of the Initial Term by written notice to the Company ten (10) days prior to the end of the Initial Term (the “Extended Term” and such date at the end of the Initial Term as may be extended any Extended Term, the “Maturity Date”).
(b)          Interest shall accrue on this Note from the Issue Date, and such accrued interest (the “Interest”) shall be due and payable to the Holder at the end of each March, June, September and December following the Issue Date.  All accrued Interest may be paid to the Holder in immediately available funds.
(c)          Notwithstanding the foregoing, the entire unpaid Principal Amount, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the insolvency of the Company, the commission of any act of bankruptcy by the Company, or the execution by the Company of a general assignment for the benefit of creditors; (ii) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more; (iii) the appointment of a receiver or trustee to take possession of the property or assets of the Company or (iv) the occurrence of an Event of Default.  An “Event of Default” shall exist upon a material breach or default by the Company of its obligations under this Note or the Purchase Agreement and the Company has failed to cure such breach or default within thirty (30) days following notice by the Holder of the occurrence of such breach or default.
2.          Payment; Prepayment.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.  The Note may not be prepaid without the prior written consent of the Holder.
3.          Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  The Holder may assign, pledge, or otherwise transfer this Note without the prior written consent of the Company.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original copy of this Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee as Holder.  Interest and principal are payable only to the registered holder of this Note.
4.          Governing Law; Venue.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal laws of the State of Nevada, without giving effect to principles of conflicts of law.  Venue for any dispute arising out of this Agreement shall be exclusively in the state and federal courts located in Clark County, Nevada, and each party hereby expressly consents to the personal jurisdiction of such courts and irrevocably waives any objection to such venue based on forum nonconveniens.
5.          Notices.  Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as included in the Purchase Agreement or as subsequently modified by written notice.
6.          Stockholders, Officers and Directors Not Liable.  In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
7.          Loss of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

8.          Waiver of Jury Trial.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS
[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Promissory Note as of the Issue Date set forth above.

COMPANY:

FUSE TRADING LIMITED

By:

Name: Choon Kang Roy Tan

Title: Director

AGREED TO AND ACCEPTED:

LANDBOND HOME LIMITED

By:

Name: Yong Zhang

Title: CEO